SEC Form 3, Form 4 and Form 5 and Application for EDGAR Access
(Form ID) Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Security," "Form 4--Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being Chief Compliance Officer, and Managing Director of the Adviser hereby appoint and designate Jenna Iannelli, Mark Godin, Melissa Busso, Ruth Howe, Ann Malloy and Melissa LaGrant each as my true and lawful attorneys in fact with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Trust said SEC Forms 3 4 and/or5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.


This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange



Signature and Date: ________________________04/30/2009___________________
Name: John Robbins
Title: Chief Compliance Officer, and Managing Director of Babson Capital Management LLC